EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

American Physicians Insurance Exchange

Austin, Texas

We have audited the accompanying balance sheets of American Physicians Insurance Exchange (the "Exchange") as of December 31, 2006 and 2005, and the related statements of income, members' equity, and cash flows for each of the three years in the period ended December 31, 2006. Our audits also included the financial statement schedules listed in the Index. These financial statements and financial statement schedules are the responsibility of the Exchange's management. Our responsibility is to express an opinion on the financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Exchange is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Exchange's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of American Physicians Insurance Exchange as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

Dallas, Texas

April 20, 2007

AMERICAN PHYSICIANS INSURANCE EXCHANGE

BALANCE SHEETS

AS OF DECEMBER 31, 2006 AND 2005

	2006	2005
ASSETS
Investments:
Fixed maturities available for sale—at fair value	$129,528,595	$106,118,180
Equity securities—at fair value	6,707,793	5,153,180
Short-term investments	2,421,630	798,599
Other invested assets	1,142,559	1,162,835

Total investments	139,800,577	113,232,794
Cash and cash equivalents	4,782,626	3,515,844
Accrued investment income	705,802	456,372
Premium and maintenance fees receivable	16,492,668	13,703,089
Other amounts receivable under reinsurance contracts	8,725,523	6,802,295
Reinsurance recoverables on unpaid loss and loss adjustment expenses	28,393,517	27,588,622
Reinsurance recoverables on paid loss and loss adjustment expenses	97,758	261,750
Prepaid reinsurance premiums	329,461	507,247
Deferred policy acquisition costs	2,545,189	2,506,057
Deferred tax asset	3,831,867	3,221,185
Subrogation recoverables	509,427	1,587,957
Federal income taxes receivable		515,752
Other assets	103,478	933,628

TOTAL	$206,317,893	$174,832,592

LIABILITIES AND MEMBERS’ EQUITY
Liabilities:
Reserve for losses and loss adjustment expenses	$110,089,097	$95,371,649
Unearned premiums and maintenance fees	39,785,910	40,698,631
Reinsurance premiums payable	45,279	669,578
Funds held under reinsurance treaties	4,003,205	1,521,225
Amounts withheld or retained by the Exchange	2,464,306	3,333,856
Refundable subscriber deposits	10,226,799	10,567,520
Federal income taxes payable	652,758
Other liabilities	4,332,510	3,428,077

Total liabilities	171,599,864	155,590,536

Contingencies (Note 12)
Members’ Equity:
Retained earnings	36,342,332	20,591,546
Accumulated other comprehensive loss, net of deferred tax benefit of $874,625 and $695,193	(1,624,303)	(1,349,490)

Total members’ equity	34,718,029	19,242,056

TOTAL	$206,317,893	$174,832,592

See notes to financial statements.

AMERICAN PHYSICIANS INSURANCE EXCHANGE

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

	2006	2005	2004
REVENUES:
Gross premiums and maintenance fees written—direct and assumed	$74,833,286	$79,301,001	$84,570,995
Premiums ceded	(4,708,832)	(12,884,812)	(12,878,126)
Change in unearned premiums and maintenance fees	734,932	(2,233,640)	(7,076,744)

Net premiums and maintenance fees earned	70,859,386	64,182,549	64,616,125
Investment income, net of investment expenses of $361,700 in 2006 and $520,400 in 2005, and $301,300 in 2004	6,466,386	5,131,170	4,088,778
Realized capital gains—net	5,657	552,460	608,284

Total revenues	77,331,429	69,866,179	69,313,187

EXPENSES:
Losses and loss adjustment expenses	38,969,871	43,976,005	48,654,932
Other underwriting expenses	14,252,657	12,767,518	12,102,544
Net change in deferred acquisition costs	(39,132)	(96,149)	(680,890)

Total expenses	53,183,396	56,647,374	60,076,586

Income from operations	24,148,033	13,218,805	9,236,601

FEDERAL INCOME TAX EXPENSE (BENEFIT):
Current	8,828,499	4,309,247	3,624,566
Deferred	(431,252)	(120,968)	(203,344)

Total federal income tax expense	8,397,247	4,188,279	3,421,222

NET INCOME	$15,750,786	$9,030,526	$5,815,379

See notes to financial statements.

AMERICAN PHYSICIANS INSURANCE EXCHANGE

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	Accumulated Other Comprehensive Income	Retained Earnings	Total
BALANCE—January 1, 2004	$158,074	$5,745,642	$5,903,716
Net income		5,815,378	5,815,378
Other comprehensive income—net of tax	181,688		181,688

BALANCE—December 31,2004	339,762	11,561,020	11,900,782
Net income		9,030,526	9,030,526
Other comprehensive income (loss)—net of tax	(1,689,252)		(1,689,252)

BALANCE—December 31, 2005	(1,349,490)	20,591,546	19,242,056
Net income		15,750,786	15,750,786
Other comprehensive income (loss)—net of tax	(274,813)		(274,813)

BALANCE—December 31, 2006	$(1,624,303)	$36,342,332	$34,718,029

See notes to financial statements.

AMERICAN PHYSICIANS INSURANCE EXCHANGE

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	2006	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$15,750,786	$9,030,526	$5,815,379
Adjustments to reconcile net income to net cash provided by operating activities:
Net amortization and (accretion) of investments	(185,351)	(65,935)	274,563
Net realized gains on investments	(5,657)	(552,460)	(608,284)
Deferred policy acquisition costs—net of related amortization	(39,130)	(96,149)	(680,890)
Deferred income tax benefit	(431,252)	(120,968)	(203,344)
Changes in operating assets and liabilities:
Premium and maintenance fee receivables—net	(2,789,579)	1,267,976	(4,617,380)
Accrued investment income	(249,430)	(72,159)	(89,400)
Other amounts receivable under reinsurance contracts	(1,923,228)	(1,842,877)	(1,617,734)
Reinsurance recoverables on unpaid loss and loss adjustment expenses	(804,895)	(16,957,372)	3,901,915
Reinsurance recoverables on paid loss and loss adjustment expenses	163,992	310,078	(125,342)
Other assets	2,096,041	(5,645)	1,806,956
Reinsurance payables	(624,299)	(2,970,433)	3,375,126
Losses and loss adjustment expenses	14,717,448	25,927,147	5,731,847
Unearned premiums and maintenance fees	(912,721)	2,353,113	7,310,292
Federal income taxes payable/recoverable	1,168,510	(2,456,314)	1,283,461
Other liabilities	2,516,862	(1,082,602)	1,087,905

Net cash provided by operating activities	28,448,097	12,665,926	22,645,070

CASH FLOWS FROM INVESTING ACTIVITIES:
Sale and maturities of investments	37,726,616	24,993,616	35,059,650
Purchases of investments	(62,944,179)	(43,079,756)	(54,495,419)
Change in short-term investments	(1,623,031)	785,816	(1,297,535)

Net cash used in investing activities	(26,840,594)	(17,300,324)	(20,733,304)

CASH FLOWS FROM FINANCING ACTIVITIES:
Subscriber deposits refunded	(340,721)	(433,613)	(460,232)

Net cash used in financing activities	(340,721)	(433,613)	(460,232)

NET CHANGE IN CASH AND CASH EQUIVALENTS	1,266,782	(5,068,011)	1,451,534

CASH AND CASH EQUIVALENTS—Beginning of year	3,515,844	8,583,855	7,132,321

CASH AND CASH EQUIVALENTS—End of year	$4,782,626	$3,515,844	$8,583,855

SUPPLEMENTAL INFORMATION:
Federal income taxes paid	$7,700,000	$6,855,408	$2,450,596

Federal income tax refunds received	$(122,605)	$—	$(109,491)

See notes to financial statements.

AMERICAN PHYSICIANS INSURANCE EXCHANGE

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005, AND FOR THE

YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

1. NATURE OF OPERATIONS

American Physicians Insurance Exchange (“APIE” or the “Exchange”) is a reciprocal insurance exchange. The Exchange was organized in the State of Texas on November 23, 1975, and commenced operations on June 1, 1976. APIE is licensed as a multiple-line insurer under the provisions of the Texas Insurance Code.

A reciprocal insurance exchange is an organization under which policyholders (members) effectively “exchange” insurance contracts and thereby insure each other and become members of the Exchange. The Exchange is managed by its attorney-in-fact, APS Facilities Management, Inc. (“FMI”), subject to the direction of the Exchange’s board of directors.

APIE principally writes professional liability insurance coverage for physician groups, individual physicians and other healthcare providers in the states of Texas (99%) and Arkansas (1%). Most of the Exchange’s coverage is written on a “claims-made and reported” basis. The coverage is provided only for claims that are first reported to the Exchange during the insured’s coverage period and that arise from occurrences during the insured’s coverage period. The Exchange also makes extended or “tail” coverage available for purchase by policyholders in order to cover claims that arise from occurrences during the insured’s coverage period, but that are first reported to the Exchange after the insured’s coverage period and during the term of the applicable tail coverage.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of GAAP financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates included in the accompanying financial statements are the reserve for losses and loss adjustment expenses, provision for federal income taxes, reinsurance premiums recoverable/payable, and premiums ceded. The significant accounting policies followed by the Exchange are summarized below:

Investments—The Exchange classifies all of its investments in bonds or fixed maturity investments as available-for-sale. Investments classified as available-for-sale are reported at fair value, and unrealized gains and losses on such available-for-sale securities are excluded from earnings and included, net of related income tax effects, in equity as a component of accumulated other comprehensive income (loss) until realized. Amortization of premium and accretion of discount are included in net investment income.

All single class and multi-class mortgage-backed and collateralized mortgage obligations (“CMOs”) are adjusted for the effects of changes in prepayment assumptions on the related accretion of discount or amortization of premium of such securities using the prospective method. If high credit quality securities are adjusted, the retrospective method is used. If it is determined that a decline in fair value is “other than temporary”, the cost basis of the security is written down to the undiscounted estimated future cash flows.

Investments in equity securities are carried at fair value based on publicly quoted markets. The change in fair value of common stocks, net of related tax effects, is recorded as a component of accumulated other comprehensive income (loss).

Net realized gains or losses on investments sold are determined by the specific identification method and are recorded on the trade date. If it is determined that a decline in fair value is other-than-temporary, the cost basis of the security is written down to the fair value at the time such determination is made. Bonds are considered impaired if it is probable that the Exchange will be unable to collect all amounts due according to the contractual terms of the security in effect at the date of acquisition of the bond. Common stocks are considered to be impaired if the decline in fair value of the stock is considered other-than-temporary. Impairment charges are recorded as realized losses in the period determined.

The Exchange owns a structured annuity which is classified as an other invested asset. During 1985, the Exchange purchased a structured annuity to settle a claim. Under the terms of the structured annuity, upon the death of the claimant, payments under the terms of the structured annuity are payable to the Exchange. As of December 31, 2006, the Exchange expects to receive future payments totaling $3,550,000 through 2043.

Cash equivalents are short-term highly liquid investments with original maturities of three months or less.

Premiums and Maintenance Fees Receivable—The Exchange allows its policyholders to pay their premiums and maintenance fees in installments, recording the policy premium and maintenance fees in full at issue and collecting the premium over the policy term. Some of these receivables may not be collected due to policy cancellations or nonpayment by the policyholder. The Exchange records an allowance for doubtful premiums and maintenance fees that are past due. As of December 31, 2006 and 2005, the Exchange did not have any accounts over 90 days past due and management has determined that no allowance was necessary.

Reinsurance—The Exchange enters into reinsurance agreements whereby other insurance entities agree to assume a portion of the risk associated with the policies issued by the Exchange. In return, the Exchange agrees to pay a premium to the reinsurers. The Exchange utilizes reinsurance to provide for greater diversification of business, allow management to control exposure to potential losses arising from large risks, and provide additional capacity for growth.

The reinsurance recoveries recorded on the balance sheet include separate amounts for paid and unpaid reinsurance recoverables. The paid portion represents current receivables since they are for claims already paid. The unpaid reinsurance recoverable are the estimated amount of future loss payments that will be recoverable from reinsurers, and represent the portion of losses incurred during the period that are estimated to be allocable to reinsurers. Premiums ceded are the estimated premiums that will be due to reinsurers with respect to premiums earned and losses incurred during the period.

These estimates are based upon management’s estimates of ultimate losses and loss adjustment expenses and the portion of those losses and loss adjustment expenses that are allocable to reinsurers under the terms of the related reinsurance agreements. Given the uncertainty of the ultimate amounts of losses and loss adjustment expenses, these estimates may vary significantly from the ultimate outcome. Management regularly reviews these estimates and any adjustments necessary are reflected in the period in which the change in estimate is determined. Adjustment to the estimated reinsurance recoverable balance could have a material effect on the Exchange’s results of operations for the period in which the change is made.

Reinsurance contracts do not relieve the Exchange from its obligations to policyholders. The Exchange continually monitors its reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. Any amount found to be uncollectible is written off in the period in which the uncollectible amount is identified. The Exchange requires letters of credit from any reinsurance company that does not meet certain regulatory requirements, and or credit ratings. As of December 31, 2006 and 2005, all of the Exchanges reinsurance contracts were with companies in strong financial condition, and management felt there was not any need to establish an allowance for uncollectible reinsurance recoverable.

Deferred Policy Acquisition Costs—The costs of acquiring and renewing insurance business that vary with and are directly related to the production of such business are deferred and amortized ratably over the period the related premiums are earned. Such costs include commissions, premium taxes, and certain underwriting and policy issuance costs. Deferred acquisition costs are recorded net of ceding commissions and are reviewed to determine if they are recoverable from future income, including investment income. If such costs are estimated to be unrecoverable, they are expensed in the period the determination is made.

Subrogation Recoverable—A portion of the insurance claims settled by the Exchange are recoverable from third parties. The Exchange estimates the amount of the subrogation using a “case-basis” method. The recoverable amounts are reported net of an allowance for doubtful accounts.

Reserve for Losses and Loss Adjustment Expenses—Loss and loss adjustment expense reserves represent management’s best estimate of the ultimate cost of all reported and unreported losses incurred. The reserves for unpaid losses and loss adjustment expenses are estimated using individual case-basis valuations and statistical analyses. Those estimates are subject to the effects of trends in loss severity and frequency. Although considerable variability is inherent in such estimates, management believes the reserves for losses and loss adjustment expenses are adequate. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in income in the period the need for an adjustment is determined. The effects of inflation are implicitly considered in the reserving process and are part of the recorded reserve balance. Ceded reserves for loss and loss adjustment expenses are included within reinsurance recoverables on unpaid loss and loss adjustment expenses. Additionally, the Exchange writes insurance coverage with claim deductibles for which the policyholder is liable. The Exchange pays all loss and loss adjustment expenses upfront in the process of litigating and settling claims against its policyholders. The deductible portion is then invoiced to the policyholder for collection. The Exchange is at risk of the policyholder defaulting on paying the deductible to the Exchange. The Exchange mitigates this risk by requiring letters of credit and escrow balances on any accounts with large deductibles therefore no allowance for doubtful accounts is needed. The Exchange also invoices and collects a majority of the deductibles prior to final settlement of a claim.

Death, Disability, and Retirement Reserves—The Exchange has established a death, disability, and retirement reserve for policyholders, which is intended to set aside a portion of the policy premium to account for the coverage provided for the extended reporting period or tail coverage offered by the Exchange upon the death and/or disability and/or retirement of a policyholder which is provided at no additional cost to the policyholder. The death, disability and retirement reserve is included in unearned premiums.

Funds Held or Retained by the Exchange—The Exchange records as a liability funds received but not earned in advance of the policy coverage period. Additionally, the exchange holds certain funds under escrow agreements related to certain high-deductible policies. These escrow accounts will be held until all claims incurred under the agreement are settled.

Refundable Subscriber Deposits—The Exchange was initially capitalized by contributions from the policyholders. While no new deposits have been required since 1992, the exchange has an obligation to repay these amounts and has classified these as a liability. As more fully described under new accounting standards, Statement of Financial Accounting Standards (“SFAS”) No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity has been adopted. Additionally, see Note 8 for more complete information.

Revenue Recognition—The Exchange issues policies written on a claims-made basis. A claims-made policy provides coverage for claims reported during the policy year. The Exchange charges both a base premium and a premium maintenance fee. Policies are written for a one-year term and premiums and maintenance fees are earned on a pro rata basis over the term of the policy. Premium maintenance fees are charged to offset the costs incurred by the Exchange to issue and maintain policies. Unearned premiums and maintenance fees are determined on a monthly pro rata basis. Upon termination of coverage, members may purchase an extended reporting period (tail) endorsement for additional periods of time. These extended reporting period coverage endorsement premiums are earned when written.

Income Taxes—The Exchange computes income taxes utilizing the asset and liability method. The Exchange recognizes current and deferred income tax expense, which is comprised of estimated provisions for Federal income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance against deferred tax assets is recorded if it is more likely than not that all or some portion of the benefits related to the deferred tax assets will not be realized. The Exchange has not established a valuation allowance because it believes it is more likely than not the Exchange’s deferred tax assets will be fully recovered.

Fair Values of Financial Instruments—Fair value for cash, short-term investments, receivables and payables approximates carrying value. Fair values for investment securities are based on quoted market prices, where available. Otherwise, fair values are based on quoted market prices of comparable instruments. The fair value of the structured annuity is based upon the present value of the future payments discounted at current market interest rates for annuities.

Concentration of Credit Risk—Financial instruments subject the Exchange to concentration of credit risk. These risks occur principally with fixed-maturity investments. Concentration of credit risk with respect to fixed maturities, are limited by the volume of such investments and their distribution across different issues and geographic areas.

The Exchange also has exposure to concentration of credit risk with its ceded reinsurance agreements. Ceded reinsurance is placed with a number of individual companies and also syndicates associated with Lloyd’s of London to minimize the concentration of credit risk. A majority of the Exchange’s reinsurance agreements are with companies that are rated A- or better by A.M. Best. Less than 1% of the recoverables are with reinsurance companies lower rated or not licensed in Texas and as such these reinsurance companies have issued the Exchange letters of credit.

Accounting Standards

In November 2005, the FASB issued Staff Position No. FSP 115-1 and 124-1, The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments (“FSP 115-1 and 124-1”). FSP 115-1 and 124-1 supersedes Emerging issues Task Force Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments and amends SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities , SFAS No. 124, Accounting for Certain Investments Held by Not-for-Profit Organizations and Accounting Principles Board No. 18, The Equity Method of Accounting for Investments in Common Stock . FSP 115-1 and 124-1 address the determination as to when an investment is considered impaired, whether that impairment is other-than-temporary and the measurement of an impairment loss. FSP 115-1 and 124-1 also includes provision for accounting considerations subsequent to the recognition of an other-than temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. FSP 115-1 and 124-1 is effective for periods beginning after December 15, 2005, with earlier adoption permitted. The Company adopted FSP 115-1 and 124-1 during the fiscal quarter ended December 31, 2005. The adoption of FSP 115-1 and 124-1 did not have a material effect on the Exchange’s financial position or results of operations.

In June 2006, the FASB issued FIN No. 48, “Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109.” This interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. FIN No. 48 is effective in the first quarter of fiscal 2007. Management does not believe that the impact that FIN No. 48 will have a material effect on the results of its operations, financial position or cash flows.

In February, 2006 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards, or SFAS, No. 155, Accounting for Certain Hybrid Financial Instruments , an amendment of FASB Statements No. 133 and 140. SFAS 155 becomes effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. This Statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133; establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. We do not expect the adoption of this standard to have a material effect on our financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value under GAAP and expands disclosures about fair value measurements. SFAS No. 157 applies to other accounting pronouncements that require or permit fair value measurements, but does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Early application is encouraged, provided that the reporting entity has not yet issued financial statements for an interim period within that fiscal year. We estimate that the initial application of SFAS No. 157 will not be material.

Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, was issued in February, 2007. This Statement permits entities to choose to measure certain financial assets and liabilities at fair value which are otherwise measured on a different basis in existing literature. Additional disclosures are required. It is effective for APIE, if elected, as of January 1, 2008. Early adoption is permitted with several constraints. APIE is currently evaluating the impact of this Statement.

Statutory Accounting—The Exchange is required to file statutory financial statements with state insurance regulatory authorities. Accounting principles used to prepare statutory financial statements differ from GAAP. Statutory net income was $15,554,300, $8,704,700 and $4,296,200 for the years ended December 31, 2006, 2005 and 2004, respectively. The Exchange’s surplus on a statutory basis was $45,551,200 and $29,789,100 at December 31, 2006 and 2005, respectively. Additionally under statutory accounting refundable subscriber deposits collected from current and former policyholders are treated as a component of surplus. Under GAAP, these refundable subscriber deposits are treated as liabilities of the Exchange (see Note 8).

3. INVESTMENTS

The amortized cost and estimated fair values of investments in debt and equity securities at December 31, 2006 and 2005, are as follows (in thousands):

	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
2006
Fixed maturities:
U.S. treasury notes	$780	$10	$—	$790
U.S. sponsored government agency mortgage-backed bonds	24,451	41	596	23,896
U.S. sponsored government agency collateralized mortgage obligations	43,532	55	1,002	42,585
Collateralized mortgage obligations	47,548	31	1,586	45,993
Corporates	2,226	—	44	2,182
Government tax-exempt bonds	14,295	—	212	14,083

Total fixed maturities	132,832	137	3,440	129,529

Equity securities	5,903	967	162	6,708

Total fixed maturities and equity securities	$138,735	$1,104	$3,602	$136,237

	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
2005
Fixed maturities:
U.S. treasury notes	$522	$19	$3	$538
U.S. sponsored government agency mortgage-backed bonds	19,515	1	568	18,948
U.S. sponsored government agency collateralized mortgage obligations	44,567	—	1,163	43,404
Collateralized mortgage obligations	44,322	20	1,114	43,228

Total fixed maturities	108,926	40	2,848	106,118
Equity securities	4,390	814	51	5,153

Total fixed maturities and equity securities	$113,316	$854	$2,899	$111,271

A summary of the amortized cost and fair value of the Exchange’s investments in fixed maturities at December 31, 2006, by contractual maturity, is as follows (in thousands):

	Amortized Cost	Estimated Fair Value
Fixed maturities available for sale:
Due one year or less	$—	$—
Due after one year though five years	301	302
Due after five years through ten years	12,098	11,932
Due after ten years	4,903	4,822

	17,302	17,056

Mortgage-backed securities	115,530	112,473

Total	$132,832	$129,529

Expected maturities could differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Proceeds from sales of investments in debt securities in 2006, 2005, and 2004 were $20,397,600, $2,580,800 and $4,533,300, respectively. Gross gains of $0, $22,500 and $32,500 and gross losses of $377,000, $0 and $0 were realized in 2006, 2005, and 2004, respectively.

In accordance with SFAS No. 115, Accounting for Certain Investments In Debt and Equity Securities, the Exchange evaluates its investment securities on at least a quarterly basis for declines in market value below cost for the purpose of determining whether these declines represent “other than temporary” declines. A decline in the fair value of a security below cost judged to be “other than temporary” is recognized as a loss in the current period and reduces the cost basis of the security. In subsequent periods, the Exchange measures gain or loss or decline in value against the adjusted cost basis of the security. The following factors are considered in determining whether an investment decline is other than temporary:

•	The extent to which the market value of the security is less than its cost basis,

•	The length of time for which the market value of the security is less than its cost basis,

•

The financial condition and near-term prospects of the security’s issuer, taking into consideration the economic prospects of the issuer’s industry and geographical region, to the extent that information is publicly available and

•	The Exchange’s ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery in market value.

The following two tables reflect securities whose fair values were lower than the related cost basis at December 31, 2006 and 2005, respectively (in thousands). However, these declines in value were not deemed to be “other than temporary”. The tables show the fair value and the unrealized losses, aggregated by investment category and category of duration that individual securities have been in a continuous unrealized loss position. During 2006, 2005 and 2004 the Exchange did not record any impairments for other than temporary declines of investments.

	Less Than 12 Months		12 Months or More		Total
	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss
2006
U.S. treasury notes	$65	$—	$—	$—	$65	$—
U.S. government agency mortgage-backed bonds	2,250	9	16,356	587	18,606	596
U.S. government agency collateralized mortgage obligations	8,209	114	25,166	888	33,375	1,002
Collateralized mortgage obligations	7,591	227	33,231	1,359	40,822	1,586
Corporate bonds	2,182	44	—	—	2,182	44
Government tax-free bonds	14,083	212	—	—	14,083	212

Total Bonds	34,380	606	74,753	2,834	109,133	3,440

Common Stocks	1,267	117	371	45	1,638	162

Total temporarily impaired securities	$35,647	$723	$75,124	$2,879	$110,771	$3,602

	Less Than 12 Months		12 Months or More		Total
	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss
2005
U.S. treasury notes	$281	$3	$—	$—	$281	$3
U.S. government agency mortgage-backed bonds	4,087	95	14,465	473	18,552	568
U.S. government agency collateralized mortgage obligations	26,713	597	16,690	566	43,403	1,163
Collateralized mortgage obligations	24,912	753	15,373	361	40,285	1,114

Total Bonds	55,993	1,448	46,528	1,400	102,521	2,848

Common Stocks	1,144	41	202	10	1,346	51

Total temporarily impaired securities	$57,137	$1,489	$46,730	$1,410	$103,867	$2,899

The majority of the unrealized losses on the bonds were caused by increases in market interest rates and not due to changes in the creditworthiness of the issuer. All bonds with an unrealized loss over 12 months or more are investment grade securities. The majority of the unrealized losses related to stocks are due to market fluctuations resulting from cyclical and other economic pressures. As of December 31, 2006, management believes that these unrealized losses are temporary and that the fair value will recover to a level equal to or greater than the Exchange’s cost basis. In addition, at year end, the Exchange had the ability and intent to hold these investments until there is a recovery in fair value, which may be maturity for the applicable securities.

At December 31, 2006, the carrying value of the fixed maturities was $129,529,000, representing 92.8% of the total investment portfolio. The net unrealized position associated with the fixed maturity portfolio included $3,303,000 in unrealized losses consisting of 0.6% U.S. treasury notes, 18.4% U.S. government agency mortgage-back bonds, 32.9% U.S. government agency mortgage-back CMOs, 35.5% non-government backed CMOs, 1.7% corporates and 10.9% government tax-exempt bonds. Gross unrealized losses in any single issuer were less than 0.2% of the carrying value of the total fixed maturity portfolio. There were 128 single issuers in the fixed maturity portfolio and 17 issuers in the equity portfolio in an unrealized loss position as of December 31, 2006.

The following tables summarize fixed maturity and equity securities in an unrealized loss position at December 31, 2006 and 2005, the aggregate fair value and gross unrealized loss by length of time those securities have been continuously in an unrealized loss position (in thousands).

	2006		2005
	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss
Fixed maturity securities:
0–6 months	$28,443	$522	$46,777	$1,057
7–12 months	5,937	84	22,490	642
13–24 months	38,154	1,464	15,482	524
Greater than 24 months	36,599	1,370	17,772	625

Total fixed maturity securities	109,133	3,440	102,521	2,848

Equity securities:
0–6 months	741	60	677	29
7–12 months	526	57	664	21
13–24 months	348	44	5	1
Greater than 24 months	23	1	—	—

Total equity securities	1,638	162	1,346	51

Total fixed maturity and equity securities	$110,771	$3,602	$103,867	$2,899

Gross realized gains and losses on fixed maturity and equity securities were as follows (in thousands):

	2006	2005	2004
Realized gains (losses):
Fixed maturities:
Gross realized gains	$10	$27	$32
Gross realized losses	(377)	—	—

Net realized gains (losses)	(367)	27	32

Equities:
Gross realized gains	433	586	585
Gross realized losses	(60)	(61)	(9)

Net realized gains (losses)	373	525	576

Total net realized gains	$6	$552	$608

The major categories of the Exchange’s net investment income are summarized at December 31, 2006, 2005 and 2004, as follows (in thousands):

	2006	2005	2004
Investment income:
Fixed maturities	$6,129	$4,785	$3,495
Equity securities	90	44	47
Short-term investments and other	236	143	96
Finance charges on premiums receivable	283	589	668
Structured annuity	90	90	84

Total investment income	6,828	5,651	4,390
Investment expense	(362)	(520)	(301)

Net investment income	$6,466	$5,131	$4,089

At December 31, 2006 and 2005, investments with a fair market value of $1,037,200 and $1,048,700, respectively, were on deposit with state insurance departments to satisfy regulatory requirements.

4. OTHER COMPREHENSIVE INCOME

Accumulated other comprehensive income (loss) shown in the statement of members’ equity is comprised of net unrealized gains (losses) on securities available for sale, net of taxes. The components of other comprehensive income (loss) at December 31, 2006, 2005 and 2004, (in thousands) are as follows:

	2006	2005	2004
Unrealized holdings gains (losses) before taxes	$(438)	$(2,117)	$684
Tax (expense) benefit	174	719	(232)

Net gain (loss) after tax	(264)	(1,398)	452

Less reclassification adjustments for gains included in net income	16	442	409
Tax expense	(5)	(151)	(139)

Other comprehensive income (loss)—net of tax	$(275)	$(1,689)	$182

5. UNPAID LOSSES AND LOSS ADJUSTMENT EXPENSE RESERVES

The reserve for unpaid losses and loss adjustment expenses represent the estimated liability for unpaid claims reported to the Exchange, plus claims incurred but not reported (“IBNR”) and the related estimated loss adjustment expenses. The reserve for losses and loss adjustment expenses is determined based on the Exchange’s actual experience and available industry data.

The Exchange writes medical malpractice policies which have a lengthy period for reporting a claim (tail coverage) and a long process of litigating a claim through the courts and whose risk factors expose its reserves for loss and loss adjustment expenses to significant variability. These conditions subject the Exchange’s open reported claims and incurred but not reported claims to increases due to inflation, changes in legal proceedings, and changes in the law. While the anticipated effects of inflation is implicitly considered when estimating reserves for loss and loss adjustment expenses, the increase in average severity of claims is caused by a number of factors. Future average severities are projected based on historical trends adjusted for changes in underwriting standards, policy provisions and general economic trends. Those anticipated trends are monitored based on actual experience and are modified as necessary to reflect any changes in the development of ultimate losses and loss adjustment expenses to the Exchange. These specific risks, combined with the variability that is inherent in any reserve estimate, could result in significant adverse deviation from the Exchange’s carried net reserve amounts. Settlement of the Exchange’s claims is subject to considerable uncertainty. Actual developments will likely vary, perhaps significantly, from the current estimated amounts reflected in the accompanying financial statements. The Exchange’s management estimated the reserve for losses and loss adjustment expenses with the assistance of its independent actuaries. Management believes the reserve for losses and loss adjustment expenses are reasonably stated for all obligations of the Exchange as of December 31, 2006 and 2005.

Activity in the reserves for losses and loss adjustment expenses for the years ended December 31, 2006, 2005 and 2004, are summarized as follows (in thousands):

	2006	2005	2004
Reserve for loss and loss adjustment expenses—January 1	$95,372	$69,445	$63,713
Less reinsurance recoverable on paid losses and unpaid losses	27,850	11,203	14,980

Net balance—January 1	67,522	58,242	48,733

Incurred—net of reinsurance—related to:
Current years	43,431	28,261	29,305
Prior years	(4,461)	15,715	19,350

Net incurred	38,970	43,976	48,655

Paid—net of reinsurance—related to:
Current years	4,820	4,062	4,181
Prior years	20,074	30,634	34,965

Net paid	24,894	34,696	39,146

Net balance—December 31	81,598	67,522	58,242
Plus reinsurance recoverable on paid losses and unpaid losses	28,491	27,850	11,203

Reserve for loss and loss adjustment expenses—December 31	$110,089	$95,372	$69,445

The estimates used in establishing these reserves are continually reviewed and updated and any resulting adjustments are reflected in current operations. Due to the nature of insurance risks written, including the impact of changes in claims severity, frequency and other factors, the reserves established for losses and loss adjustment expenses may be more or less than the amount ultimately paid upon settlement of the claims.

Incurred—net of reinsurance for the current years depicts loss and loss adjustment expense incurred during that year and related to premium earned in that period, also referred to as accident year. Incurred—net of reinsurance for the prior years represents the total of payments and net change in reserve estimates charged or credited to earnings in the current year with respect to liabilities that originated and were established in prior years. As noted in the table above, we decreased our incurred loss and loss adjustment expense for prior year development by $4,461,000 for the year ended December 31, 2006. For the years ended December 31, 2005 and 2004, we increased our incurred loss and loss adjustment expense for prior year development by $15,715,000 and $19,350,000, respectively.

During 2006, APIE’s current accident year loss and loss adjustment expenses increased as a result of the increase in the number of claims filed in 2006 and the growth in the number of policyholders as compared to prior year’s levels. The favorable development of prior-year claims during 2006 was the result of the Exchange reevaluating all its open claims and trend assumptions. During 2003, tort reform was passed in Texas effecting medical liability insurance, which caused a significant increase in claims filed. The full impact of those claims was not fully known at that time. The favorable development of prior-year claims of $4,461,000 was primarily the result of 2004 and 2005 report year loss severity falling below expectations. Additionally, the total number of claims closed with indemnity for the 2004 and 2005 report years were less than prior estimates.

During 2005, the Exchange continued to review the impact of tort reform and while current accident year reported claims were substantially lower, loss costs and legal expenses on prior-year claims continued to trend significantly higher. The Exchange determined that the effect of tort reform not only increased the number of claims reported in 2003, but also increased the cost of litigating remaining open cases for other open prior accident years as well. As a result, during 2005, the Exchange continued to increase incurred loss and loss adjustment expense reserves related to prior accident years by $15,715,000. The net incurred increase in claim estimates related to prior years did not result in any direct accrual of additional premiums nor did it result in any additional ceded premiums during 2005 and 2004.

During 2004, after careful evaluation of open claims and trend assumptions, the Exchange determined that the length of time needed to litigate 2003 pre-tort reform claims would continue to increase due to the potential financial impact of these claims in relation to post-tort reform claims. As a result, the Exchange increased the estimate for ultimate losses and loss adjustment expenses for claims incurred in 2003 and prior years by $19,350,000.

6. DEFERRED POLICY ACQUISITION COSTS

Underwriting and insurance costs directly related to the production of new and renewal premiums are considered as acquisition costs and are capitalized and amortized to expense over the period in which the related premiums are earned.

A summary of deferred acquisition costs deferred and amortized for the years ended December 31, 2006, 2005 and 2004, is as follows (in thousands):

	2006	2005	2004
Balance—beginning of year	$2,506	$2,410	$1,729
Costs deferred	5,509	5,362	5,447
Costs amortized	(5,470)	(5,266)	(4,766)

Balance—end of year	$2,545	$2,506	$2,410

7. REINSURANCE AGREEMENTS

Reinsurance Ceded—Certain premiums and benefits are ceded to other insurance companies under various reinsurance agreements. These reinsurance agreements provide the Exchange with increased capacity to write additional risk and the ability to write specific risk within its capital resources and underwriting guidelines. The Exchange enters into reinsurance contracts, which provide coverage for losses in excess of the Exchange’s retention of $250,000 on individual claims and beginning in 2002, $350,000 on multiple insured claims related to a single occurrence. The 2006 reinsurance contract provides for these same terms with APIE retaining an additional 10% of the risk above the aforementioned retention levels The reinsurance contracts for 2002 through 2006 contain variable premium ceding rates based on loss experience. The ceded premium charged under these contracts will depend upon the development of ultimate losses ceded to the reinsurers under the retrospective treaties. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in income in the period the need for an adjustment is determined. For the year ended December 31, 2006, the Exchange recorded favorable net development reducing ceded premiums by $7,743,000. Estimates of ultimate reinsurance ceded premium amounts compared to the amounts paid on a provisional basis, give rise to an asset or liability on the balance sheet. As of December 31, 2006, the Exchange had an asset of $8,725,500 and a liability of $4,003,200. As of December 31, 2005, the Exchange had an asset of $6,802,300 and a liability of $1,521,200

The Exchange has also entered into reinsurance agreements relating to its non-standard policies, legal defense endorsements, and certain dental policies. Reinsurance premiums ceded under these reinsurance agreements are $664,600, $1,144,200 and $798,000 for the years ended December 31, 2006, 2005, and 2004, respectively. Losses incurred were $502,600, $445,909 and $253,093 for 2006, 2005 and 2004, respectively.

Unsecured reinsurance recoverables at December 31, 2006, that exceeded 10% of total reinsurance on paid and unpaid loss and loss adjustment expenses are summarized as follows (in thousands):

Transatlantic Reinsurance	$4,550
Swiss Reinsurance	16,897

The Exchange requires letters of credit from any reinsurance company that does not meet certain regulatory requirements, and/or credit ratings. As of December 31, 2006, all of the Exchange’s reinsurance contracts were with companies in strong financial condition, and Management felt there was not any need to establish an allowance for doubtful reinsurance recoverable.

Total losses and loss adjustment expenses incurred by the Exchange under reinsurance agreements was $1,576,000, $20,723,000, and $(1,669,000) for the years ended December 31, 2006, 2005 and 2004, respectively.

The effect of reinsurance on premiums written and earned is as follows (in thousands):

	2006		2005		2004
	Written	Earned	Written	Earned	Written	Earned
Direct premium and maintenance fees including converted surplus deposits	$74,833	$75,746	$79,301	$76,948	$84,571	$77,027
Ceded	(4,709)	(4,887)	(12,885)	(12,765)	(12,878)	(12,411)

Net premiums	$70,124	$70,859	$66,416	$64,183	$71,693	$64,616

Reinsurance Assumed—The Exchange had assumed reinsurance liabilities on medical professional liability policies written by other insurance companies in the state of Texas. In the course of assuming this business, the Exchange has established letters of credit for the benefit of those ceding companies in the amount of $3.0 million and pledged assets in the amount of $3.2 million to secure those letters of credit as of December 31, 2006. Losses and loss adjustment expenses assumed were $1,011,900, $1,262,700 and $6,259,900 for 2006, 2005 and 2004, respectively. Reserves for losses and loss adjustment expenses assumed were $926,100 and $2,228,900 at December 31, 2006 and 2005, respectively.

8. REFUNDABLE SUBSCRIBER DEPOSITS

From inception of the Exchange through March 1992, as periodically determined and approved by the Exchange’s board of directors, eligible physicians desiring to purchase insurance through the Exchange were required to make a refundable subscriber deposit. For refundable deposits made to the Exchange prior to January 1, 1987, interest was accrued on the outstanding balance. Effective January 1, 1989, accrual of interest on refundable deposits was suspended by the Exchange’s board of directors. Refundable deposits made subsequent to January 1, 1987, were non-interest bearing. As of December 31, 2006 and 2005, the Exchange had surplus deposits of $10,226,800 and $10,567,500, respectively, which included accrued interest of $38,000 and $45,600, respectively. These deposits, are included in the accompanying financial statements as a liability in accordance with SFAS No. 150.

The Exchange requested authorization from the TDI to refund Subscriber Deposits for individuals who are no longer active policyholders. The TDI has authorized partial pro rata distributions to former subscribers. The Exchange’s Board of Directors elected not to authorize distributions in 2006. The Exchange’s Board of Directors elected to authorize maximum distributions of $200,000 for 2005. The Board of Directors may elect to continue to refund up to $200,000 per year in the future contingent on specific TDI requirements. The TDI has authorized the Exchange to return full subscriber deposits to active policyholders upon death, disability, or retirement. Total refunds made in 2006, 2005 and 2004 were $73,700, $324,900 and $245,100, respectively.

Beginning in 1991, physicians who were previously members of the Exchange and subsequently return are allowed to apply their current refundable deposits against current premiums and to satisfy any current and future subscriber deposit requirements. The Exchange continues to allow existing subscribers to convert their refundable deposits in this manner. The amounts of such conversions were $267,100, $108,800 and $215,100 during 2006, 2005 and 2004, respectively, and are included in gross premiums and maintenance fees written.

9. MANAGEMENT AGREEMENTS

FMI serves as the attorney-in-fact for the Exchange. In accordance with the terms of a management agreement, FMI performs the administrative functions related to the operations of the Exchange. FMI receives a management fee from the Exchange for providing these services. The management fee, which is calculated as a percentage of the direct gross earned premiums and statutory net income including contingent management fees of the Exchange, were $10,965,100, $11,038,400 and $10,608,800, in 2006, 2005 and 2004, respectively. Contingent management fees are based upon the financial performance of the Exchange. The Exchange recorded amounts payable to affiliates of $2,672,900 and $2,723,200 as of December 31, 2006 and 2005, respectively, and are included in other liabilities in the balance sheets. Management fees were allocated as follows in the accompanying statements of operations (in thousands):

	2006	2005	2004
Allocation of Management Fees
Loss and loss adjustment expense	$4,278	$4,592	$5,029
Other underwriting expenses	6,451	6,041	5,415
Investment expenses	236	405	165

Total management fees	$10,965	$11,038	$10,609

10. TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

The Exchange’s management contract with its attorney-in-fact, FMI, is treated as an affiliated transaction. However, there is no ownership between the two entities. They have separate boards of directors and their duties to each other are based on the management contract. Transactions with parties related to FMI are also treated as affiliated transactions. American Physicians Insurance Agency, Inc. (“APIA”), and APS Financial Corporation (“APS”) are considered affiliates of FMI through common ownership.

In addition to the management fees paid to FMI described in Note 9, the Exchange received reimbursement of commission expenses from FMI in the amount of $375,000 each year in 2006, 2005 and 2004, respectively.

APS manages the bond portfolio within the investment guidelines established by the Exchange’s Board of Directors, provides advisory services on key investment decisions and manages investment accounting services for the Exchange. The Exchange pays APS standard markup fees on trades of bonds. Fees paid to APS for services were $755,400, $654,900 and $656,500 for 2006, 2005 and 2004, respectively.

11. INCOME TAXES

The components of the income tax expense (benefit) reported in the statements of operations at December 31, 2006, 2005 and 2004, are summarized as follows (in thousands):

	2006	2005	2004
Current	$8,828	$4,309	$3,624
Deferred	(431)	(121)	(203)

Total taxes incurred	$8,397	$4,188	$3,421

The income tax benefit incurred and change in deferred income tax for the year ended December 31, 2006, 2005 and 2004 differs from the amount computed by applying the federal statutory rate of 35% for 2006 and 34% for 2005 and 2004 to income before income tax as follows (in thousands):

	2006	2005	2004
Computed expected expense	$8,452	$4,495	$3,141
Dividends received deduction	(19)	(13)	(14)
Adjustments to prior years’ taxes	(9)	(55)
Section 835 election expense (recovery)		(248)	248
Change in effective tax rate	(74)	—	—
Other income tax adjustments	(29)	9	46

Total income tax expense	$8,397	$4,188	$3,421

The Exchange filed its 2004 tax return with an 835 election which allowed it to consolidate its tax return with its attorney-in fact management company (“FMI”). This election had an unfavorable impact in 2004 on the Exchange’s income. The Exchange petitioned the Internal Revenue Service to discontinue the 835 election and was granted permission to do so in 2005 effective for the 2004 and future tax years.

The main components of deferred tax assets and deferred tax liabilities at December 31, 2006 and 2005, are as follows (in thousands):

	2006	2005
Deferred tax assets:
Reserve for losses and loss adjustment expenses	$1,793	$1,486
Unearned premiums and maintenance fees	2,431	2,337
Guarantee fund assessment	95	—
Net unrealized losses on investments	874	695

Total deferred tax assets	5,193	4,518

Deferred tax liabilities:
Bond discount accumulated	71	50
Structured annuity contract	400	395
Deferred acquisition costs	891	852

Total deferred tax liabilities	1,362	1,297

Net deferred tax asset	$3,831	$3,221

At December 31, 2006, the Exchange did not have any unused net operating loss carryforward to offset future taxable income. The Exchange has recorded income tax expense that will be available for recovery in the event of future net losses. The amount of federal income taxes incurred in the current and prior years that will be available for recovery in the event of future net losses is $8,922,000, $4,551,100 and $3,327,800 for 2006, 2005 and 2004, respectively.

The Exchange is required to establish a valuation allowance for any portion of the deferred tax asset that management believes will not be realized. In the opinion of management, it is more likely than not that the Exchange will have sufficient taxable income or carry-back potential plus feasible tax strategies to realize the net deferred tax asset and, therefore, no such valuation allowance has been established.

12. CONTINGENCIES

Various lawsuits against the Exchange have arisen in the normal course of the Exchange’s business. It is management’s opinion that liabilities, if any, arising from these claims will not have a significant adverse effect on the financial position, results of operations or cash flows of the Exchange.

13. FAIR VALUE DISCLOSURES

The Exchange’s financial instruments consist of cash, short-term investments, fixed maturities, equity securities, a structured annuity and refundable subscriber deposits. The carrying amount for cash, short-term investments, fixed maturity securities and equity securities approximate their fair value. The fair value of investments in fixed maturities and equity investments are estimated based on bid prices published in financial newspapers or bid quotations received from security dealers. The fair value of the structured annuity is based upon the present value of the future payments discounted at current market rates for annuities. The fair value for refundable subscriber deposits approximates carrying value.

	2006		2005
(in thousands)	Carrying Value	Fair Value	Carrying Value	Fair Value
Fixed maturities securities	$129,529	$129,529	$106,118	$106,118
Equity securities	6,708	6,708	5,153	5,153
Structured annuity (other invested assets)	1,143	1,651	1,163	1,694
Refundable subscriber deposits	10,227	10,227	10,568	10,568

14. SUBSEQUENT EVENTS

American Physicians Service Group, Inc. (“APSG”) (NASDAQ: AMPH) is the parent company for the wholly-owned APS Facilities Management, Inc. (“FMI”) which manages the Exchange under an attorney-in-fact contractual arrangement. The Exchange’s board of directors on June 1, 2006 adopted and approved a plan of conversion and merger agreement with APSG and authorized the execution of these documents. The APIE board of directors agreed on a merger transaction in which, immediately after APIE converts from a Texas reciprocal insurance exchange to a Texas stock insurance company and changes its name to American Physicians Insurance Company (“APIC”), a newly formed, wholly owned subsidiary of APSG will merge into APIC, with APIC becoming a wholly owned subsidiary of APSG.

The TDI issued a consent order dated January 26, 2007, which placed some conditions for the conversion and merger to occur. All required conditions were met. The Securities and Exchange Commission declared the Company’s joint registration and proxy statement effective on February 1, 2007. On March 22, 2007, a special meeting of APIE subscribers was held approving this transaction and APSG shareholders also approved the merger on the same day. This transaction closed effective April 1, 2007.

2. FINANCIAL STATEMENT SCHEDULES

I	Summary of Investments - Other than Investments in Related Parties
III	Supplementary Insurance Information
IV	Reinsurance

(Schedules other than those listed are omitted for the reason that they are not required or are not applicable or the required information is shown in the financial statements or notes thereto.)

AMERICAN PHYSICIANS INSURANCE EXCHANGE

SCHEDULE I—SUMMARY OF INVESTMENTS—OTHER THAN INVESTMENTS

IN RELATED PARTIES

DECEMBER 31, 2006

	Cost or Amortized Cost	Fair Value	Amount Which is Presented in the Balance Sheet
In thousands
Type of Investment
Fixed Maturities:
U.S. Treasury notes	$780	$790	$790
U.S. government agency mortgage-backed bonds	24,451	23,896	23,896
U.S. government agency	43,532	42,585	42,585
Collateralized mortgage obligations	47,548	45,993	45,993
Corporate	2,226	2,182	2,182
Government tax-exempt bonds	14,295	14,083	14,083

Total fixed maturities	$132,832	$129,529	$129,529
Equity securities:
Available-for-sale	5,903	6,708	6,708
Short-term investments	2,422	2,422	2,422
Other invested assets	1,143	1,651	1,143

Total investments	$142,300	$140,310	$139,802

AMERICAN PHYSICIANS INSURANCE EXCHANGE

SCHEDULE III—SUPPLEMENTARY INSURANCE INFORMATION

YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	2006	2005	2004
In thousands
Deferred policy acquisition costs	$2,545	$2,506	$2,410
Reserve for losses and loss adjustment expenses	110,089	95,372	69,445
Unearned premiums and maintenance fees	39,786	40,699	38,346
Net premiums and maintenance fees earned	70,859	64,183	64,616
Net investment income and net realized capital gains	6,472	5,683	4,697
Net losses and loss adjustment expenses—current year	43,431	28,261	29,305
Net losses and loss adjustment expenses—prior years	(4,461)	15,715	19,350
Underwriting, acquisition and insurance expenses:
Amortization of deferred policy acquisition costs	5,470	5,266	4,766
Other underwriting, acquisition and insurance expenses	14,253	12,768	12,103
Net premiums and maintenance fees written	74,833	79,301	84,571

AMERICAN PHYSICIANS INSURANCE EXCHANGE

SCHEDULE IV—REINSURANCE

YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	Continuing Operations
	2006	2005	2004
In thousands
Property and Casualty
Premiums earned	$75,568	$77,067	$77,494
Premiums ceded	(4,709)	(12,884)	(12,878)
Premiums assumed	—	—	—

Total net premiums earned	$70,859	$64,183	$64,616

Percentage of amount assumed to net	0.00%	0.00%	0.00%